Exhibit 10.2

Press Release #2001016	FOR IMMEDIATE RELEASE	August 24, 2010

New Senior Vice President; Options Granted

Vancouver, BC—Enertopia Corporation (ENRT) (the "Company" or "Enertopia") announces that it has appointed Mr. Thomas Ihrke as Senior Vice President – Business Development.

Mr Ihrke was until recently a General Partner in a Tennessee-based capital management and advisory firm which he co-founded in 2001. Between 1993 and 2001 Tom worked for Morgan Keegan and Company as Senior Investment Banker in the firm's Financial Institution's Group, and prior to that as Senior Trader and Market Maker, overseeing the firm's proprietary trading of financial and energy shares. From 1990 to 1991 Tom traded commodities for his own account as a floor trader on the Chicago Board of Trade, owning a seat on the Mid-America Commodities Exchange. Tom earned his Bachelor of Science at Texas Christian University in 1989, and received his Masters of Business Administration at the University of Tennessee in 1993.

“I’ve known Tom for several years and I welcome him to Enertopia”, said Chris Bunka, CEO. Mr. Ihrke’s financial acumen is expected to be of significant value to the Company as it prepares to expand its operations. Mr. Ihrke will receive a grant of 150,000 options exercisable at a price of $0.20 in connection with his engagement.

About Enertopia

Enertopia (www.enertopia.com) is an emerging growth company specializing in the funding and development of both proven and new clean energy and clean water technologies. Specialties include heat recovery and design operations, Solar Thermal, and Solar PV. Enertopia offers a portable and scalable solar-powered water purification unit. Enertopia’s shares are quoted in the USA with symbol ENRT and in Canada with symbol TOP. For additional information, please visit www.enertopia.com or call Robert McAllister, President, Enertopia Corporation at 1.250.717.0977

  Media Contact:

  Pat Beechinor, Media Relations, Enertopia Corporation
  403.463.4119 or beechinor@utopia2030.com

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, evaluation of clean energy projects for participation and/or financing, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, access to capital, and other factors which may be identified from time to time in the Company's public announcements and filings. The Company's evaluation of alternative energy projects in the heat recovery, solar thermal, solar PV and water purification; and of conventional energy projects in the oil and natural gas sectors provides no assurance that any particular project will have any material effect on the Company.